WGL Holdings, Inc.
Washington Gas Light Company
Exhibit 32

CERTIFICATION OF THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER
AND THE SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the combined Quarterly Report of WGL Holdings, Inc. and Washington Gas Light Company (the “Companies”) on Form 10-Q for the quarterly period ended June 30, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Terry D. McCallister, Chairman and Chief Executive Officer of the Companies, and Vincent L. Ammann, Jr., Senior Vice President and Chief Financial Officer of the Companies, each hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of their knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Companies.
This certification is being made for the exclusive purpose of compliance by the Chairman and Chief Executive Officer and the Senior Vice President and Chief Financial Officer of the Companies with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002, and may not be disclosed, distributed, or used by any person for any reason other than as specifically required by law.

/s/ Terry D. McCallister

Terry D. McCallister
Chairman and Chief Executive Officer

/s/ Vincent L. Ammann, Jr.

Vincent L. Ammann, Jr.
Senior Vice President and Chief Financial Officer

August 3, 2017